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                                                                   Exhibit 10.16

                          INDUSTRIAL REAL ESTATE LEASE

                                    ARTICLE I

                                   BASIC TERMS

            This Article I contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article I explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

            Section 1.01. Date of Lease: June 22, 1987.

            Section 1.02. Landlord: Cypress Land Company, a California Limited Partnership.

            Address of Landlord: 2630 El Presidio Street, Long Beach, California, 90810

            Section 1.03. Tenant: Nebraska Book Company, Inc., a Kansas corporation.

            Address of Tenant: 6400 Cornhusker Highway, P.O. Box 80529, Lincoln, Nebraska 68501-0529, with additional notices to: 6590 Darin Way, Cypress, California 90630.

            Section 1.04. Property: (Include street address, approximate square footage and description) 6590 Darin Way, Cypress, California 90630, consisting of approximately 63,792 square foot concrete tilt-up industrial building. See legal description attached hereto as Exhibit "A".

            Section 1.05. Lease Term: One hundred and twenty (120) months beginning on September 1, 1987 or such other date as is specified in this Lease, and ending on August 31, 1997.

            Section 1.06. Permitted Uses: (See Section 5.01) Textbook operation, offices and warehousing.

            Section 1.07. Tenant's Guarantor: (If none, so state) None.

            Section 1.08. Landlord's Broker: (See Article Fourteen) (If none, so state) Coldwell Banker Commercial Real Estate Services.

            Section 1.09. Tenant's Broker: (If none, so state.) Coldwell Banker Commercial Real Estate Services.
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            Section 1.10. Commission Payable to Landlord's Broker: (See Article
Fourteen) Per separate written agreement.

            Section 1.11. Initial Security Deposit: (See Paragraphs 3.03 and 13.03(c)) $24,879.00(*)

            Section 1.12. Vehicle Parking Spaces Allocated to Tenant: (See Multi-Tenant Facility Lease Rider, if attached) N/A

            Section 1.13. Rent and Other Charges Payable by Tenant: (See paragraph 15 of Rider)

                  (a) Base Rent: Twenty-Four Thousand Eight Hundred Seventy-Nine Dollars ($24,879.00) per month for the first thirty (30) months, as provided in
Section 3.01, and shall be increased on the first day of the(**) after the Commencement Date, in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers (all Items for the Los Angeles/Long Beach Statistical Area on the basis of 1967 = 100 [the "Index"]), as provided in
Section 3.02. See Rider Paragraph 25.

                  (b) Other Periodic Payments: (i) Real Property Taxes (See
Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See
Section 4.04); (iv) Common Area Charges (See Section 4.05); (v) Impounds for Insurance Premiums and Property Taxes (See Section 4.08); (vi) Maintenance, Repairs and Alterations (See Article Six).

            Section 1.14. Riders: The following Riders are attached to and made a part of this Lease: (If none, so state) Paragraphs 15 through 29.

                                   ARTICLE II

                                   LEASE TERM

            Section 2.01. Lease of Property for Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term.

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(*)   Paid to Landlord on execution of Lease. See paragraph 26 of Rider.

(**) Thirty-first (31st), sixty-first (61st) and ninety-first (91st) months ("Rental Adjustment Dates")
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The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

            Section 2.02. Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the first date specified in Section 1.05 above. Landlord's non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease. However, the Commencement Date shall be delayed until possession of the Property is delivered to Tenant. The Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. If Landlord does not deliver possession of the Property to Tenant within sixty (60) days after the first date specified in Section 1.05 above, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the 60-day period ends. If Tenant gives such notice, the Lease shall be canceled and neither Landlord nor Tenant shall have any further obligations to the other. If Tenant does not give such notice, Tenant's right to cancel the lease shall expire and the Lease Term shall commence upon the delivery of possession of the Property to Tenant. If delivery of possession of the Property to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the Commencement Date and expiration date of the Lease.

            Section 2.03. Early Occupancy. If Tenant occupies the Property prior to the Commencement Date, Tenant's occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Property shall not advance the expiration date of this Lease. Tenant shall pay Base Rent and all other charges specified in this Lease for the early occupancy period.

            Section 2.04. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord from any delay by Tenant in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except the Base Rent then in effect shall be increased by twenty-five percent (25%).
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                                   ARTICLE III

                                    BASE RENT

            Section 3.01. Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.13(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

            Section 3.02. Cost of Living Increases. The Base Rent shall be increased at the times specified in Paragraph 1.13(a) above, in proportion to the increase in the Index which has occurred between the first month of the Lease Term and the month in which the rent is to be increased. Landlord shall notify Tenant of each increase by delivering a written statement setting forth the Indices for the appropriate months, the percentage increase between those two Indices, and the new amount of the Base Rent. The Base Rent shall not be reduced from the last previous adjusted Base Rent by reason of any decrease in the Index. Tenant shall pay the new Base Rent from its effective date until the next periodic increase. Landlord's notice may be given after the effective date of the increase since the Index for the appropriate month may be unavailable on the effective date. In such event, Tenant shall pay Landlord the necessary rental adjustment for the months elapsed between the effective date of the increase and Landlord's notice of such increase within ten (10) days after Landlord's notice. If the format or components of the Index are materially changed after the Date of Lease, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the Date of Lease. Landlord shall notify Tenant of the substituted Index, which shall be used to calculate the increase in the Base Rent unless Tenant objects in writing within fifteen (15) days after receipt of Landlord's notice. If Tenant objects, the substitute Index shall be determined in accordance with the rules and regulations of the American Arbitration Association. The cost of such arbitration shall be borne equally by Landlord and Tenant.

            Section 3.03. Security Deposit Increases. Each time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the initial Security Deposit bore to the initial Base Rent; if such Security Deposit is required under Section 1.11 and paragraph 26 of the Rider.

            Section 3.04. Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, an
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equitable adjustment shall be made concerning advance rent, any other advance payments made by Tenant to Landlord, and accrued real property taxes, and Landlord shall refund the unused portion of the Security Deposit to Tenant or Tenant's successor.

                                   ARTICLE IV

                         OTHER CHANGES PAYABLE BY TENANT

            Section 4.01. Additional Rent. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, all Additional Rent shall be paid with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

            Section 4.02. Real Property Taxes. (See paragraph 20 of Rider)

                  (a) Payment of Taxes. Tenant shall pay all real property taxes on the Property during the Lease Term. Subject to Paragraph 4.02(c) and Section
4.08 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Tenant shall promptly furnish Landlord with satisfactory evidence that the real property taxes have been paid. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent.

                  (b) Definition of "Real Property Tax." "Real property tax" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property or land upon which the Property is located; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax assessment (subject to paragraph 20.2 of Rider) or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change in ownership or transfer of all or part of Landlord's interest in the Property; and (v) any change or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.
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                  (c) [deleted]

                  (d) Personal Property Taxes.

                        (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

                        (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after the Tenant receives a written statement from Landlord for such personal property taxes.

                  (e) Tenant's Right to Contest Taxes. Tenant may attempt to have the assessed valuation of the Property reduced or may initiate proceedings to contest the real property taxes. If required by law, Landlord shall join in the proceedings brought by Tenant. However, Tenant shall pay all costs of the proceedings, including any costs or fees incurred by Landlord. Upon the final determination of any proceeding or contest, Tenant shall immediately pay the real property taxes due, together with all costs, charges, interest and penalties incidental to the proceedings. If Tenant does not pay the real property taxes when due and contests such taxes, Tenant shall not be in default under this Lease for nonpayment of such taxes if Tenant deposits funds with Landlord or opens an interest bearing account reasonably acceptable to Landlord in the joint names of Landlord and Tenant. The amount of such deposit shall be sufficient to pay the real property taxes plus a reasonable estimate of the interest, costs, charges and penalties which may accrue if Tenant's action is unsuccessful, less any applicable tax impounds previously paid by Tenant to Landlord. The deposit shall be applied to the real property taxes due, as determined at such proceedings. The real property taxes shall be paid under protest from such deposit if such payment under protest is necessary to prevent the Property from being sold under a "tax sale" or similar enforcement proceeding.

            Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. On the Commencement Date, utilities servicing the Property shall be separately metered.

            Section 4.04. Insurance Premiums. (See section 23 of Rider)

                  (a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of comprehensive public liability insurance at Tenant's expense, insuring Landlord against liability arising out of the ownership, use, occupancy or maintenance of the Property. The initial amount of such insurance shall be at least $1,000,000 per occurrence, and shall be subject to periodic increase based
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upon inflation, increased liability awards, recommendation of professional insurance advisers, and other relevant factors. However, the amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. The policy shall contain cross-liability endorsements, if applicable, and shall insure Tenant's performance of the indemnity provisions of Paragraphs 5.04(a), (b) and (e). Tenant shall, at Tenant's expense, maintain such other liability insurance as Tenant deems necessary to protect Tenant. If possible, the policies will contain a provision whereby Landlord and Tenant waive subrogation rights.

                  (b) Hazard and Rental Income Insurance. During the Lease Term, Tenant shall maintain policies of insurance at Tenant's expense, covering loss of or damage to the Property in the full amount of its replacement value. Such policies shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risks), sprinkler leakage, earthquake sprinkler leakage, and Inflation Guard endorsement, and any other perils (except flood and earthquake, unless required by any lender holding a security interest in the Property) which Landlord deems necessary. Tenant shall obtain insurance coverage for Tenant's fixtures, equipment or building improvements installed by Tenant in or on the Property. Tenant shall, at Tenant's expense, maintain such primary or additional insurance on its fixtures, equipment and building improvements as Tenant deems necessary to protect its interests. During the Lease Term, Tenant shall also maintain a rental income insurance policy at Tenant's expense, with loss payable to Landlord in an amount equal to one year's Base Rent, estimated real property taxes and insurance premiums. Tenant shall not do or permit to be done anything which invalidates any such insurance policies.

                  (c) Payment of Premiums; Insurance Policies. Subject to
Section 4.05, Tenant shall pay all premiums for the insurance policies covering the Property described in Paragraphs 4.04(a) and (b) within fifteen (15) days after receipt by Tenant of a copy of the premium statement or other evidence of the amount due. If the Lease Term expires before the expiration of the insurance policy period, Tenant's liability for insurance premiums shall be prorated on an annual basis. All insurance shall be maintained with companies holding a "General Policyholder's Rating" of B+ or better, as set forth in the most current issue of "Best's Insurance Guide." Tenant shall be liable for the payment of any deductible amount under Landlord's insurance policies.

            Section 4.05. Rules and Regulations. Tenant shall pay monthly, in advance, its pro rata share of common area maintenance and repair costs as reasonably determined by Landlord. Tenant shall also comply with Landlord's rules and regulations respecting the management, care and safety of the common areas of such buildings and grounds, including parking areas, landscaped areas, walkways, hallways and other facilities provided for the common use and convenience of other occupants. Notice of such rules and regulations will be posted or given to Tenant.
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Tenant shall pay for any increase in the property insurance premiums for such buildings caused by Tenant's acts, omissions, use or occupancy of the Property.

            Section 4.06. Late Charges. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to four percent (4%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. If Tenant pays and Landlord accepts payment of such late charge and the delinquent amount relating to such late charge, then Landlord agrees to waive the interest charges relating to such delinquent amount and late charge under Section 4.07.

            Section 4.07. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

            Section 4.08. Impounds for Insurance Premiums and Real Property Taxes. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than once in any consecutive twelve (12) month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and/or insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Such payments shall be held by Landlord in a non-interest bearing impound account. The amount of real property taxes and insurance premiums when unknown shall be reasonably estimated by Landlord. Funds in the impound account shall be applied by Landlord to the payment of real property taxes and insurance premiums when due. Any deficiency of funds in the impound account shall be paid by Tenant to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.
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                                    ARTICLE V

                                 USE OF PROPERTY
                           (See paragraph 21 of Rider)

            Section 5.01. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

            Section 5.02. Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, covenants, conditions and restrictions, or governmental regulation or order, which annoys or interferes with the rights of tenants of the development of which the Property is part, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all substantial and non-substantial actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders, covenants, conditions and restrictions, and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

            Section 5.03. Signs and Auctions. Tenant shall not place any signs on the Property without Landlord's prior written consent. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

            Section 5.04. Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from:
(a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property;
(c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct.

            Section 5.05. Landlord's Access. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties, or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property.
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            Section 5.06. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

                                   ARTICLE VI

                             CONDITION OF PROPERTY;
                      MAINTENANCE, REPAIRS AND ALTERATIONS
                       (See paragraphs 16 and 19 of Rider)

            Section 6.01. Existing Conditions. Except as set forth in any rider requiring Landlord to perform work on the Property prior to the Commencement Date and paragraph 27 of the Rider, Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use.

            Section 6.02. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of any building of which the Property is a part, or from other sources or places; or (d) any act or omission of any other tenant of any building of which the Property is a part. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant.

            Section 6.03. Tenant's Obligations.

                  (a) Subject to paragraphs 24 and 27 of the Rider, Tenant shall keep the Property (including all structural, nonstructural, interior, exterior, and landscaped areas, portions, systems and equipment) in good order, condition and repair during the Lease Term. Tenant shall promptly replace any portion of the Property or system or equipment in the Property which cannot be fully repaired, regardless of whether the benefit of such replacement extends beyond the Lease Term. Tenant shall also maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. However, Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for preventive
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maintenance of the heating and air conditioning system, at Tenant's expense. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Property in an attractive, first-class and fully operative condition.

                  (b) All of Tenant's obligations to maintain and repair shall be accomplished at Tenant's sole expense. If Tenant fails to maintain and repair the Property, Landlord may, on ten (10) days' prior notice (except that no notice shall be required in case of emergency) enter the Property and perform such repair and maintenance on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs so incurred immediately upon demand.

            Section 6.04. Landlord's Obligations. Subject to the provisions of Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall have absolutely no responsibility to repair, maintain or replace any portion of the Property at any time. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord's expense or to terminate the Lease due to the condition of the Property.

            Section 6.05. Alterations, Additions, and Improvements.

                  (a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent, except for non-structural alterations which do not exceed Five Thousand Dollars ($5,000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

                  (b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least ten (10) days' prior written notice of the commencement of any work on the Property. Landlord may elect to record and post notices of non-responsibility on the Property.

            Section 6.06. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease.
However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require
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Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the termination of the Lease and to restore the Property to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the termination of the Lease, except that Tenant may remove any of Tenant's machinery, trade fixtures or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

                                   ARTICLE VII

                              DAMAGE OR DESTRUCTION

            Section 7.01. Partial Damage to Property. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect to repair any damage to Tenant's fixtures, equipment, or improvements. If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Tenant maintains under Paragraph 4.04(b), Landlord may elect either to (a) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (b) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage, whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under the insurance policies. If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that, upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten
(10) days after receiving Landlord's termination notice. If the damage to the Property occurs during the last six (6) months of the Lease Term, Landlord may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. In such event,

Landlord shall not be obligated to repair or restore the Property and Tenant shall have no right to continue this Lease. Landlord shall notify Tenant of its election within thirty (30) days after receipt of notice of the occurrence of the damage.

            Section 7.02. Total or Substantial Destruction. If the Property is totally or substantially destroyed by any cause whatsoever, this Lease shall terminate as of the date the destruction occurred regardless of whether Landlord receives any insurance proceeds, and in such event, Landlord shall receive all rental continuation insurance proceeds, and all insurance proceeds insuring the Premises, and Tenant shall pay to Landlord any deductible amount under any insurance policies. If the destruction was caused by an intentional act or omission of Tenant, and such act voids an insurance policy or is not covered by insurance, then this Lease shall terminate, however, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

            Section 7.03. Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair or restoration of or to the Property.

            Section 7.04. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

                                  ARTICLE VIII

                                  CONDEMNATION
                           (See Paragraph 28 of Rider)

            If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building, which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property, or specifically designated in such award as Tenant's "bonus value" of Tenant's leasehold interest and for Tenant's relocation expenses; and
(c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

                                   ARTICLE IX

                            ASSIGNMENT AND SUBLETTING
                           (See paragraph 22 of Rider)

            Section 9.01. Landlord's Consent Required. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord shall grant or withhold its consent as provided in Section 9.04 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a corporation, any change in a controlling interest of the voting stock of the corporation shall require Landlord's consent, subject to Section 9.02.

            Section 9.02. Tenant Affiliate. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

            Section 9.03. No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

            Section 9.04. Landlord's Election. Tenant's request for consent to any transfer described in Section 9.01 above shall be accompanied by a written statement setting forth the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and rent and security deposit payable under any assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right (a) to withhold consent, if reasonable; (b) to grant consent; or (c) if the transfer is a sublease of the Property or an assignment of this Lease, to terminate this Lease as of the effective date of such sublease or assignment, in which case Landlord may elect to enter into a direct lease with the proposed assignee or subtenant.

            Section 9.05. No Merger. No merger shall result from Tenant's sublease of the Property under this Article Nine. Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord thereunder.

                                    ARTICLE X

                               DEFAULTS; REMEDIES

            Section 10.01. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

            Section 10.02. Defaults. Tenant shall be in material default under this Lease:

                  (a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

                  (b) If Tenant fails to pay rent or any other charge required to be paid by Tenant, as and when due;

                  (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

                  (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Tenant hereunder.

            Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

                  (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which had been earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been paid for the balance of the term after the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate

Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%. If Tenant shall have abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

                  (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder;

                  (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

            Section 10.04. Cumulative Remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

                                   ARTICLE XI

                              PROTECTION OF LENDERS

            Section 11.01. Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. However, Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

            Section 11.02. Attornment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

            Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. Such subordination and attornment documents may contain such provisions as are customarily required by any ground lessor, beneficiary under a deed of trust or mortgagee. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

            Section 11.04. Estoppel Certificates.

                  (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) that the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other matters as may be reasonably required by Landlord or the holder of a mortgage, deed of trust or lien to which the Property is or becomes subject. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

                  (b) If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

            Section 11.05. Tenant's Financial Condition. Tenant, within ten (10) days after written request from Landlord, shall provide credit and bank references as are reasonably required by Landlord or Landlord's lender, to verify the creditworthiness of Tenant.

                                   ARTICLE XII

                                   LEGAL COSTS

            Section 12.01. Legal Proceedings. Tenant shall reimburse Landlord, upon demand, for any costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgement entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.

            Section 12.02. Landlord's Consent. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

            Section 13.01. Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

            Section 13.02. Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the policies of insurance described herein, Landlord and Tenant shall give notice to the insurance carrier or carriers of the foregoing mutual waiver of subrogation.

            Section 13.03. Landlord's Liability; Certain Duties.

                  (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of the transfer. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

                  (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

                  (c) Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.11 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

            Section 13.04. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

            Section 13.05. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

            Section 13.06. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

            Section 13.07. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery or attempted delivery in accordance with this Section 13.07. Either party may change its notice address upon written notice to the other party.

            Section 13.08. Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

            Section 13.09. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded.

            Section 13.10. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or

Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

            Section 13.11. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he is a general partner of the partnership, that he has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

            Section 13.12. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

            Section 13.13. Force Majeure. If Landlord or Tenant cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's or Tenant's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions. However, nothing in this Section 13.13 shall forgive or extend the time for any rent or monetary amounts required to be paid by Tenant under this Lease, and this
Section 13.13 shall not apply to such items required to be paid by Tenant.

            Section 13.14. Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. The delivery of this Lease by Landlord to Tenant shall not be deemed to be an offer and shall not be binding upon either party until executed and delivered by both parties.

                                   ARTICLE XIV

                                     BROKERS

            Section 14.01. [deleted]

            Section 14.02. [deleted]

            Section 14.03. No Other Brokers. Tenant represents and warrants to Landlord that the brokers named in Sections 1.08 and 1.09 above are the only agents, brokers, finders or other parties with whom Tenant has dealt who are or may be entitled to any commission or fee with respect to this Lease or the Property.

            Section 14.04. Landlord Responsible. Landlord represents and warrants to Tenant that Landlord shall be responsible, and shall hold Tenant harmless regarding same, for commissions to be paid to the Brokers specified in Sections 1.08 and 1.09 as to the transaction regarding this Lease.


            Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.



Signed on June 22, 1987                CYPRESS LAND COMPANY,
                                       a California limited partnership

at Long Beach, California
                                       ---------------------------------

                                       By: /s/ Brian L. Harvey
                                           -----------------------------
                                           Brian L. Harvey,
                                           General Partner


                                       By:
                                           -----------------------------

                                       Its:
                                            ----------------------------


                                                  "LANDLORD"

Signed on June 22, 1987                NEBRASKA BOOK COMPANY, INC.,
                                       a Kansas corporation

at Lincoln, Nebraska
                                       ---------------------------------

                                       By: /s/ Bill C. Macy
                                           -----------------------------
                                           Bill C. Macy
                                           Vice President


                                       By:
                                           -----------------------------

                                       Its:
                                            ----------------------------


                                                  "TENANT"

                                    RIDER TO
                INDUSTRIAL REAL ESTATE LEASE DATED JUNE 22, 1987
                                 BY AND BETWEEN
             CYPRESS LAND COMPANY, A CALIFORNIA LIMITED PARTNERSHIP
                                       AND
                NEBRASKA BOOK COMPANY, INC., A KANSAS CORPORATION

            15. Rent Reduction. The Base Rent amount referenced in Section 1.13(a), but no other amounts, for the months of September, October, November and December, 1987, and January and February, 1988, shall be reduced on a monthly basis by the amount of Eight Thousand Nine Hundred Twelve and no/100 Dollars ($8,912.00) per month. However, in no event shall the Base Rent be reduced for the months specified in the preceding sentence (or any portion thereof), which are after the commencement date of the lease (or sublease or assignment of any portion of such premises) of Tenant's present facility to a lessee, other than Tenant, which facility is located on Knott Avenue, Garden Grove, California.

            16. Landlord Improvements. Landlord shall, at Landlord's sole cost and expense: (i) recarpet the existing improved office areas on the Property, and (ii) improve the one warehouse office room by adding carpeting, a heating, ventilating and air conditioning system and "drop" ceiling. Landlord shall also install ceiling fans to circulate air, per Tenant's reasonable specifications, in the warehouse area. All of the improvements installed under this paragraph 17 shall be and become part of the Property and may not be removed by the Tenant during the Lease Term, or upon termination of the Lease. Tenant agrees to repair and maintain all of the improvements under this paragraph in compliance with the terms of the Lease. Tenant shall be deemed to have approved and accepted all improvements under this paragraph 17, if Landlord does not receive written notice of disapproval of Tenant (specifying and itemizing the specific reasons for such disapproval) within the later of: (i) sixty (60) days after the Commencement Date of the Lease or (ii) thirty (30) days after completion of such improvements.

            17. Common Area Maintenance. The Tenant shall pay common area maintenance, repair and other common area costs pursuant to Section 4.05 of the Lease.

            18. Sign Criteria. Tenant shall not place any sign upon the Property without Landlord's prior written consent. Landlord reserves the right to approve the size, type and appearance of any sign. All signs shall comply with any requirements of the City of Cypress and the requirements of Landlord. Landlord may require that any sign be installed only by companies approved by Landlord, provided such sign companies charge rates reasonably competitive with other companies in the general area.

            19. Maintenance and Repairs. In addition to the provisions described in Article VI of the Lease, Landlord shall have the right in Landlord's discretion, to require Tenant to utilize maintenance and landscape companies, approved by Landlord, to keep in good order, condition and repair, the Property and landscaping of the Property, including but not limited to the painting of the exterior and interior of any improvements on the Property, and the repair and maintenance of the parking areas, all at periodic intervals (provided such companies used by Landlord charge rates reasonably competitive with other companies in the general area). All such costs and expenses shall be paid by the Tenant directly or to Landlord upon billing by the Landlord, and shall be treated as monetary amounts due Landlord under the terms of the Lease.

            20. Real Property Taxes.

                  20.1 Landlord may, in Landlord's sole discretion, pay the real property taxes (due under Section 4.02 of the Lease) to the appropriate governmental authority, and have Tenant pay such amount to Landlord, by Landlord delivering evidence of payment of such amount to Tenant. If Tenant does not pay over any such amounts to Landlord, within thirty (30) days of Landlord's delivery of evidence of such payment to Tenant, then Tenant shall be required to pay such amount to Landlord with Tenant's next rental installment, together with interest from the date of Landlord's payment of such tax at the lesser of 15% or the maximum interest rate then allowable by law. If Tenant continues to fail to pay such amount to Landlord, then such amount shall be treated as a failure of Tenant to pay Landlord a monetary amount due under the terms of the Lease.

                  20.2 In the event any special assessments for a specific public capital improvement, such as for a specific sewer system or specific road (but excluding special assessments for general improvements, maintenance, road maintenance or traffic control, all of which shall be paid as provided in the last sentence of this paragraph 20.2) are levied against the Property during the term of this Lease or any extension thereof, Tenant shall pay for Tenant's share of such special assessment, based upon the useful life of the specific public capital improvement. The total amount of such special assessment that the Tenant shall be required to pay shall be determined by multiplying the total amount of such special assessment by a fraction, the numerator of which shall be the number of months remaining under the Lease term on the date that such special assessment is assessed, and the denominator of which is the number of months of the useful life of such specific public capital improvement. If a special assessment for a specific public capital improvement may be paid in installments (whether annual, monthly or otherwise), then the Landlord, at Landlord's discretion, may elect to pay such assessment in installments and to equitably charge Tenant for Tenant's portion of the installments. If the Landlord and the Tenant cannot agree upon the useful life of any such specific public capital improvement to be financed by the special assessment, the useful life shall be determined by a consensus of three engineers, each party naming one, and those two engineers naming a third engineer, with the costs of the three engineers being paid equally by Tenant and Landlord. Tenant shall be responsible for paying the entire special assessments for all other special assessments assessed during the Lease Term and any extended terms, including but not limited to, maintenance, road maintenance or traffic control, general improvements, and other public uses; provided, however, if such other special assessments may be paid in installments to the appropriate governmental authority, then Landlord agrees to elect to pay such other special assessment in installments, and Tenant shall be responsible for those installments due for, or pertaining to, that period of time covering the Lease term or any extensions thereof.

            21. CC&RS. Tenant acknowledges that the Lease and Tenant's leasehold interest under the Lease is subordinate to covenants, conditions and restrictions promulgated or recorded in connection with the Property and as a requirement of any parcel map, and any amendments or modifications thereto. Tenant agrees to execute and acknowledge any document evidencing the subordination described in this paragraph requested by Landlord from time to time. Tenant agrees to comply with all of the provisions of such covenants, conditions and restrictions, including but not limited to use and maintenance of the Property, provisions for earth berms, landscaping, parking, storage and waste removal, trucking and loading, drainage care, maintenance and repair of signs. Tenant shall be responsible for all costs of maintenance, and any assessments or charges, pertaining to such covenants, conditions and restrictions, as related to Tenant's Property or a proportionate amount for any common area.

            22. Assignment. In the event Tenant assigns, transfers or subleases all or any portion of the Property (except to a Tenant affiliate under Section 9.02), then in addition to all of the Landlord's other rights and amounts to be paid to Landlord under the Lease, Landlord shall have the right to elect to: (i) release Tenant from all other obligations under the Lease as to the portion of the Property assigned, leased or subleased from the date of the occupancy of the Property, and require that Tenant immediately pay to Landlord all amounts or premiums paid or to be paid to Tenant or other person, or rental amounts paid greater than the Base Rent, for such assignment, transfer or sublease (if only part of the Property is assigned, transferred or subleased, then the calculation of amounts, premiums or rental amounts to be paid shall be based upon the proportionate square footage assigned, transferred or subleased, as the case may
be); or (ii) to hold Tenant liable under the terms of Section 9.03, and Tenant shall immediately pay to Landlord one-half (1/2) of all amounts or premiums paid or to be paid to Tenant or other person, or rental amounts paid greater than the Base Rent, for such assignment, transfer or sublease (if only part of the Property is assigned, transferred or subleased, then the calculation of amounts, premiums or rental amounts to be paid shall be based upon the proportionate square footage assigned, transferred or subleased, as the case may be). This Paragraph 22 shall apply also to transfers described in Section 9.03. Tenant shall be required to provide Landlord at least thirty (30) days' prior written notice of Tenant's assignment transfer or sublease of all or any portion of the Property, along with financial statements and income tax returns of the proposed assignee, transferee or sublessee for the immediate preceding three (3) years, and the immediate preceding quarter, in order that Landlord may have the necessary information to make Landlord's election under this Paragraph 22. Landlord shall make its election under this Paragraph 22 upon receipt of the information in the preceding sentence, and after the sublease or assignment has been executed by Tenant and such assignee or sublessee, by providing written notice to Tenant of such election.

            23. Insurance. In addition to the provisions at Section 4.04 of the Lease, the following provisions shall apply regarding insurance:

                  23.1 If Tenant fails to maintain insurance policies or to pay timely any insurance premiums required under the Lease, then Landlord may obtain any necessary insurance required under the Lease and/or pay such premiums, and in such event Tenant shall be considered in default under the Lease and shall owe such premium amount and other amounts to Landlord as additional rent.

                  23.2 All property insurance and rental income insurance shall provide for all payments of losses thereunder to Landlord. Such insurance shall contain an automatic increase in insurance endorsement causing the increase in annual property insurance coverage by no less than two percent (2%) per quarter in any year; provided, however, that Tenant shall have the right to prove to Landlord and Landlord's representatives that the Property is insured for its full replacement cost under the terms of this Lease in order to not have such automatic 2% quarterly increase apply in such year.

                  23.3 The deductible amount of any insurance shall not exceed $2,000 per occurrence, and Tenant shall be liable for such deductible amount.

                  23.4 Tenant shall, prior to the Commencement Date, deliver to Landlord copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses as required by the Lease. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant immediately to Landlord as additional rent, and Tenant shall be considered in default under the Lease. Tenant shall not do, or permit to be done, anything which shall invalidate the insurance policies required under this Lease. If Tenant does, or permits to be done, anything which shall increase the cost of such insurance policies, then Tenant shall forthwith upon Landlord's demand reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant causing such increase in the cost of insurance.

            24. Roof. Landlord agrees to repair and maintain the roof, at Landlord's expense (except due to damage caused by Tenant). Landlord shall commence repair and maintenance of the roof within a reasonable period of time after Landlord receives written notice from Tenant indicating the requirement for same, and Landlord shall proceed with due diligence to repair the roof after receipt of such notice. If Landlord fails to commence repairing the roof after written notice from Tenant or to proceed with due diligence to repair same, then Tenant may repair such roof after written notice to Landlord of Landlord's noncompliance with the repairing of the roof, and in such event, Tenant may offset rent otherwise due to Landlord to reimburse Tenant for the cost of repairing the roof (provided Tenant uses repair persons at reasonably competitive market rates in the general area). Landlord's obligation to maintain the roof under this paragraph shall not make Landlord liable for any consequential damages from the roof, and Landlord shall be exempt from such liability pursuant to the terms of Section 6.02 of the Lease.

            25. Limits on Rent Adjustments. On each specified Rental Adjustment Date for the adjustments under Section 1.13(a), the Base Rent shall increase a minimum of four percent (4%) multiplied times each twelve (12) month period (or a proportionate amount for any period less than 12 months) cumulative, and a maximum of eight percent (8%) multiplied times each 12-month period (or a proportionate amount for any period less than 12 months) cumulative, between the last immediately preceding Rental Adjustment Date (or the Lease Commencement Date, if there is no previous Rental Adjustment Date), and the Rental Adjustment Date on which the Base Rent is to be adjusted.

            26. Security Deposit. The following language shall be added to
Section 1.11: "Provided that if, as of August 31, 1988, Tenant has fully complied with all of Tenant's obligations to be performed during the first twelve (12) months of the Lease, and Tenant has not been in default of the payment of a monetary amount due under the terms of the Lease, then the entire Security Deposit shall be returned to Tenant, without interest. If Tenant at any time during this Lease should assign, sublease, transfer, by operation of law or otherwise, the Property to another person, whether or not the Landlord consents to same under the terms of Article 9 (except if such assignment, sublease or transfer is to a Tenant affiliate as defined in Section 9.02), then the sublessee, assignee or transferee, as the case may be, shall be required to pay to Landlord the Security Deposit described in Sections 1.11 and 3.03.

            27. Landlord Warranties. In order to induce Tenant to execute this Lease, Landlord represents to Tenant as follows:

                  27.1 The Property on the Commencement Date shall be in attractive, first class and fully operative condition.

                  27.2 The Property is on the date hereof and will be on the Commencement Date in structurally good and sound condition.

                  27.3 The Property on the date hereof and on the Commencement Date will comply with all government rules, laws, ordinances, regulations or requirements, of any kind whatsoever (including without limitation, all building codes, zoning codes, and police and fire regulations), and will on the Commencement Date comply with all private restrictions, conditions and covenants including without limitation the Declaration of Covenants, Conditions and Restrictions for Cypress Corporate Center, a copy of which has been presented to Tenant by Landlord, except as to any special requirements because of Tenant's use of the Premises or caused by Tenant's modifications of the Premises.

                  27.4 The Property does not contain on the Commencement Date of the Lease any asbestos nor any hazardous waste material subject to federal, state or local regulations as to use, contact, storage or disposal, including, without limitation, hazardous waste or materials subject to regulation by the Environmental Protection Agency or the Occupational Safety and Health Acts of the United States of America. In the event asbestos or hazardous waste material, or any effects thereof, are found to have existed on the Property as of the Commencement Date, Landlord, at its sole expense, and in compliance with applicable laws and regulations, shall promptly remove such asbestos or hazardous waste or material, or the effects thereof, from the Property.

                  27.5 On the Commencement Date, Landlord has fee title to the Property.

            If Tenant's acts cause a breach of an above representation or warranty (except for paragraph 27.5), then Landlord shall not be responsible for same.

            28. Condemnation. The following shall be added at the end of Article 8: "If the portion of the Property taken under the power of eminent domain by the governmental authority is the area utilized to park cars on the Property, and such taking of the parking area makes it economically unfeasible for the Tenant to utilize the Property, then the Tenant may, at Tenant's option, serve notice upon the Landlord to terminate the Lease; provided, however, that in such event, the Landlord may elect to provide to Tenant similar numbers of parking spaces on Landlord's other property in the immediate area, in which event this Lease shall remain in effect. In no event shall Tenant receive any portion of a condemnation award, have any rights to terminate this Lease, nor shall there be any reduction in rent, or the taking of any portion of the Property which is not occupied by the Building or used as a parking area on the Property."

            29. Option to Extend. Provided that Tenant is not in default of any provisions of the Lease, Tenant shall have two options to extend the Lease term, upon the same terms and conditions (except as provided in paragraphs 29.1 through 29.3 below). The first option period shall be for a term of five (5) years, commencing on September 1, 1997, and ending on August 31, 2002 ("First Extended Term"), and the second option period shall commence September 1, 2002, and shall end on August 31, 2007 ("Second Extended Term"). The Tenant may only exercise the option for the First Extended Term if this Lease is in effect, and Tenant is not in default under any provision of the Lease on the date of exercise. Tenant may only exercise the option for the Second Extended Term if this Lease is in effect and Tenant is not in default under any provision of the Lease on the date of exercise, and Tenant has properly exercised the option for the First Extended Term.

                  29.1 If Tenant desires to extend the term of the Lease for the First Extended Term or the Second Extended Term, as the case may be, then Tenant shall provide notice to Landlord of such intention, in writing, at least six (6) months, but no sooner than eight (8) months, prior to the commencement date of the First Extended Term or the Second Extended Term, as the case may be. The Base Rent that Tenant shall be required to pay to Landlord as rent for the Property, in advance, on the first day of each month for the First Extended Term or the Second Extended Term, as the case may be (as adjusted under paragraph 29.3) and Tenant's right to exercise Tenant's option for the First Extended Term or the Second Extended Term, as the case may be, shall be determined as follows:

                        (a) Upon Tenant's delivery to Landlord of Tenant's intention to extend the Lease term for the First Extended Term or the Second Extended Term, as the case may be, Tenant and Landlord shall negotiate a monthly Base Rent amount for the applicable extended term of the Lease equal to the Fair Market Rental Value of the Property. For purposes of this paragraph 29, the term "Fair Market Rental Value" shall mean the monthly rental amount (excluding taxes, utilities, common area costs, insurance and other similar costs, which shall be additional rent during the applicable extended term) for which properties similar to the Property within a 5-mile radius of the Property are being rented on the date of the negotiations or appraisal, as the case may be (but in no event sooner than six months prior to the commencement date of the applicable extended term).

                        (b) If Tenant and Landlord can not for any reason agree in writing as to the monthly Fair Market Rental Value, within twenty (20) days after Landlord's receipt of Tenant's intention to exercise the option, then Tenant and Landlord shall each appoint a separate appraiser qualified to appraise real estate leases of a similar nature to the Lease, who is certified as an MAI appraiser, and: (1) require such appraiser to submit in writing to Tenant and Landlord, within thirty (30) days after Landlord's receipt of Tenant's intention to exercise the option, a determination of the monthly Fair Market Rental Value of the Property, and (2) request such appraisers to utilize their respective appraisals to agree with each other in writing on the Fair Market Rental Value for the applicable extended term. If the two appraisers cannot agree in writing on the Fair Market Rental Value within such 30-day period, then the two appraisers shall appoint a third qualified appraiser who is certified as an MAI appraiser. The third appraiser shall, within fifty (50) days after Landlord's receipt of Tenant's intention to exercise the option, determine and submit to Tenant and Landlord in writing the monthly Fair Market Rental Value of the Lease for the extended term. The third MAI appraiser shall be provided with copies of the first two MAI appraisals. The decision of the third MAI appraiser shall be final. Each party shall pay the expenses of their respective appraisers. The expenses of the third MAI appraiser shall be paid equally by Tenant and Landlord.

                  29.2 Upon determination of the Fair Market Rental Value of the Property for the First Extended Term or the Second Extended Term, as the case may be, the Tenant shall have ten (10) days after delivery to the Tenant of the determination of such value (or the negotiation of such Fair Market Rental Value, as the case may be) to deliver written notice to Landlord of Tenant's election to extend the term of this Lease for the First Extended Term or Second Extended Term, as the case may be. Time is of the essence in providing notices and in making elections of the options under this Section 29. Upon Landlord's receipt of Tenant's election to exercise the option for the First Extended Term or the Second Extended Term, as the case may be, Tenant may not revoke such election to exercise such option, and such option shall be deemed exercised. If Tenant fails to provide the required notice of intent or the notice to exercise such option by the dates specified herein, then such option shall expire and be of no further force or effect.

                  29.3 The Base Rent (as determined under paragraph 29.1) during the First Extended Term and the Second Extended Term shall be increased (without the application of paragraph 25) on the 31st month of the First Extended Term and the 31st month of the Second Extended Term, as the case may be, in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers (all Items for the Los Angeles, Long Beach, Anaheim Statistical Area on the Basis of 1967 = 100 (the "Index"), as provided in Section 3.02 of the Lease. In determining the increase under Section 3.02, the commencement date of the First Extended Term or the Second Extended Term, as the case may be, should be used in lieu of the "first month of the Lease Term."

             Lessor and Lessee have executed this Rider to Lease on the date of the Lease.


"LESSOR"                               "LESSEE"

CYPRESS LAND COMPANY, A                NEBRASKA BOOK COMPANY, INC.,
CALIFORNIA LIMITED PARTNERSHIP         A KANSAS CORPORATION



By: /s/ Brian L. Harvey                By: /s/ Bill C. Macy
    ----------------------------           -----------------------------
           Brian L. Harvey,                      Bill C. Macy,
           General Partner                       Vice President

                                   EXHIBIT "A"

                              Property Description

Parcel 2, in the City of Cypress, County of Orange, State of California, as shown on a Parcel Map filed in Book 149, Pages 45 and 46 of Parcel Maps, in the office of the County Recorder of said County.

                            FIRST AMENDMENT TO LEASE

            This First Amendment to Lease ("Amendment") is entered into this 28th day of April, 1997 by and between Cypress Land Company, a California limited partnership ("Landlord"), and Nebraska Book Company, Inc., a Kansas corporation ("Tenant"), based upon the following:

      A. Landlord has leased to Tenant the property known as 6590 Darin Way, Cypress, California 90630 pursuant to a Lease dated June 22, 1987 ("Lease") consisting of an approximately 63,792 square feet industrial building ("Building"), which Building is more particularly described on Exhibit "A" to the Lease.

      B. Landlord and Tenant desire to extend the term of the Lease for an additional sixty (60) months beginning on September 1, 1997 and ending on August 31, 2002.

            NOW, THEREFORE, the parties hereto agree as follows:

            1. Term. The term of the Lease shall be extended for sixty (60) months, beginning September 1, 1997 and ending August 31, 2002 ("Extended Lease Term").

            2. Base Rent. The Base Rent for the first thirty (30) months of the Extended Lease Term shall be Twenty-Seven Thousand Four Hundred Thirty Dollars and Fifty-Six Cents ($27,430.56) per month. The Base Rent shall be increased on the first day of the thirty-first (31st) month of the Extended Lease Term, as provided in Sections 1.13(a) and 3.02 of the Lease, this Paragraph 2, and Paragraph 3 of this Amendment. The term "Index" at Paragraph 1.13(a) shall be modified to be the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (all items for the geographic statistical area of Los Angeles-Anaheim-Riverside on the basis of 1982-1984 = 100).

            3. Limits on Rent Adjustments. On the thirty-first (31st) month Rental Adjustment Date of the Extended Lease Term under Section 1.13(a) (and any subsequent Second Extended Term), the Base Rent shall increase a minimum of three percent (3%) multiplied times each twelve (12) month period (or a proportionate amount for any period less than 12 months) cumulative, and a maximum of seven percent (7%) multiplied times each twelve (12) month period (or a proportionate amount for any period less than 12 months) cumulative, between the commencement date of the Extended Lease Term (or Second Extended Term, as the case may be) and the Rental Adjustment Date on which the Base Rent is to be adjusted.

            4. Improvements to Property. Landlord shall, at Landlord's cost and expense, paint the interior and exterior of the Building, clean the lobby carpet (or replace it if needed), replace carpeting in the general office area and all of the second floor, replace the vinyl tile flooring in the men's restroom, and replace all the suspended ceiling tiles of the Building ("New Improvements"). Landlord and Tenant shall initial the plans for such New Improvements. The materials and labor to be used in such New Improvements and other items pertaining to the design of the New Improvements shall be in the sole and absolute discretion of the Landlord. All of the New Improvements shall be and become part of the Property and may not be removed by Tenant upon termination of the Lease. Tenant may not offset any amounts regarding any items claimed for such New Improvements. Such New Improvements shall be subject to the repair and maintenance provisions of the Lease.

            5. Destruction and Damage. Section 7.02 of the Lease shall be deleted, and a new paragraph 7.02 shall be inserted in lieu thereof to read as follows:

      "Section 7.02. Substantial Destruction and Damage Caused by Tenant. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the property is greater than the partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date that the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within eight (8) month after the date of destruction, Landlord may elect to rebuild the Property, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's written notice to Landlord of the occurrence of total or substantial destruction. If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair or reconstruction, and damage (whether partial or complete) was caused by an act, omission or negligence by Tenant or Tenant's employee, customer, licensee, visitor, contractor, invitee or agent, then this Lease shall remain in full force, and Tenant shall pay the cost (including any insurance deductible amounts), if any, of the repairs or reconstruction not covered by insurance."

            6. Hazardous Materials. A new Section 5.07 shall be added to the Lease to read as follows:

      "5.07. Compliance with Environmental Laws. Tenant shall not use, produce, process, manufacture, generate, treat, store or dispose of any Hazardous Material (as such term is defined below) in, on or under the Property or use the Property for any such purposes which are in violation of any environmental laws, or release any Hazardous Material into any air, soil, surface, water or ground water at, on or about the Property. Tenant assumes the risk that environmental laws may change in the future. Tenant shall comply and shall cause all persons using the Property to comply with all environmental laws. Tenant shall remediate and remove any Hazardous Material from the Property upon termination of the Lease (except Hazardous

      Material placed upon the Property by Landlord). In the event that any Hazardous Material is present or released on or under the Property, which are or may violate an environmental law, Tenant shall give immediate notice to Landlord. If there is a release or threatened release of Hazardous Material in, on or under the Property during the term of the Lease, Tenant shall promptly clean up and remove all such Hazardous Material and restore the Property in order to be in compliance with all environmental laws. Hazardous Material shall mean any substance or material that is described as a toxic or hazardous substance, waste or material in any environmental law, whether federal, state or local and includes asbestos, petroleum products (including crude oil), polychlorinated biphenyls, formaldehyde, radon gas, radioactive matter, medical waste and chemicals which cause cancer or reproductive toxicity.

            7. Increase in Liability Insurance Coverage. The One Million Dollar ($1,000,000) amount at Section 4.04(a) shall be changed to Two Million Dollars ($2,000,000).

            8. Second Option to Extend the Term of the Lease. Tenant shall have the option to extend the Lease for the "Second Extended Term" described in Paragraph 29 of the Lease, provided that the Tenant complies with the provisions under Paragraph 29 (other than having exercised the First Extended Term option). Tenant shall only have this Second Extended Term option to extend the term of the Lease.

            9. Deleted Provisions. Sections 2.02, 2.03, 15, 16, 25 and the First Extended Term option of Section 29 of the Lease shall not apply during the Extended Lease Term.

            10. Commencement Date. The phrase "Commencement Date" at Paragraph 27 shall mean the original Commencement Date of the Lease, and not the commencement date of the Extended Term.

            11. Other Provisions. All of the terms and provisions of the Lease shall continue to apply, except as modified by this Amendment, and the parties hereto hereby reaffirm all of such terms and provisions of the Lease.

            12. Miscellaneous. This Amendment is the only agreement between the parties hereto pertaining to the extension of the Lease, and there are no other representations or agreements, other than this Amendment and the Lease. Any amendments hereto must be in writing and signed by Landlord and Tenant.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                       "Landlord"

                                       Cypress Land Company,
                                       a California limited partnership

                                       By: Harvico, Inc. a California
                                           corporation, General Partner


                                           /s/ Brian L. Harvey
                                           ----------------------------
                                           Brian L. Harvey, President


                                       "Tenant"

                                       Nebraska Book Company, Inc.,
                                       a Kansas Corporation


                                       By: /s/ Mark W. Oppegard
                                           ----------------------------
                                           Its: President